Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2014 Financial Results

WOODCLIFF LAKE, N.J. — December 17, 2014 —Eagle Pharmaceuticals, Inc. (“Eagle” or “the Company”) (Nasdaq: EGRX) today announced its financial results for the three- and twelve- month periods ended September 30, 2014. Highlights of and subsequent to the fourth quarter include:

•                  The U.S. Food and Drug Administration (“FDA”) tentatively approved Eagle’s bendamustine hydrochloride (“HCl”) ready-to-dilute (“RTD”) product;

•                  Our clinical trial demonstrated that Eagle’s bendamustine HCl product administered in a 50mL admixture in 10 minutes (“rapid infusion”) is bioequivalent to Treanda® and has a comparable safety profile;

•                  Eagle’s bendamustine HCl rapid infusion product was granted orphan drug designation for the treatment of chronic lymphocytic leukemia (“CLL”) and indolent B-cell non-Hodgkin’s lymphoma (“NHL”), and a new patent covering the product was issued by the U.S. Patent and Trademark Office;

•                  FDA approved Ryanodex® (dantrolene sodium) injectable suspension for the treatment of malignant hyperthermia; Eagle has recorded approximately $0.8 million in Ryanodex sales since its launch in late August 2014;

•                  FDA approved Eagle’s Abbreviated New Drug Application for diclofenac/misoprostol tablets;

•                  Total revenue increased to $19.1 million in fiscal 2014, compared to $13.7 million in fiscal 2013;

•                  Research and development expenses increased to $16.8 million in fiscal 2014, compared to $9.8 million in fiscal 2013, reflecting Eagle’s investment in its pipeline;

•                  Net loss attributable to common stockholders was ($19.6) million in fiscal 2014, compared to ($9.9) million in fiscal 2013; and,

•                  Cash, cash equivalents and short-term investments of $42.7 million and a working capital surplus of $32.7 million as of September 30, 2014.

“I am proud of the many important milestones we achieved in fiscal 2014 that position Eagle for future growth,” said Scott Tarriff, President and Chief Executive Officer.  “We successfully completed our IPO in February, providing us with the financial flexibility to execute our strategy.  Our clinical and regulatory efforts resulted in two approvals and one tentative approval from the FDA for our products, several key patent issuances, and the granting of orphan designation for our rapidly administered bendamustine in the U.S. and Ryanodex in the EU.

“Perhaps our most significant achievement in 2014 was the successful completion of a clinical trial that established the bioequivalence and comparable safety profile of our tentatively approved bendamustine formulation, administered in a 50mL admixture in 10 minutes, to the in-market branded product, Treanda.  We believe this product offers significant advantages to the currently available formulations.

“Looking ahead, we anticipate Ryanodex may become the new standard of care for malignant hyperthermia, with many top-tier hospitals among our early conversions.  We plan to submit our NDA for RTU bivalirudin, we are preparing for a potential launch of bendamustine, and we aim to conduct a pivotal trial of Ryanodex for exertional heat stroke by the end of fiscal 2015.  We believe we are in a strong position to continue delivering results for

Eagle Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2014 Financial Results	Page 2
December 17, 2014

patients and shareholders alike,” concluded Tarriff.

Fourth Quarter Financial Highlights

Total revenue was $2.8 million for the three months ended September 30, 2014, as compared to $4.6 million for the three months ended September 30, 2013.  A summary of total revenue is outlined below (in thousands):

	Three Months Ended September 30,
	2014	2013	(Decrease)

Product sales	$877	$1,625	$(748)
Royalty income	1,934	3,015	(1,081)
Total revenue	$2,811	$4,640	$(1,829)

Our product sales and royalty income are derived from the sale of argatroban to two commercial partners.  Beginning with the fourth quarter of 2014, product sales also include sales of Ryanodex, which was launched in August 2014.  Lower product sales in the 2014 quarter were due to longer lead times in procuring materials for manufacturing argatroban, partially offset by $0.2 million in net sales of Ryanodex.  Lower royalty income in the fourth quarter of 2014 reflects decreased end-use sales of argatroban.

Cost of revenue decreased by $0.8 million to $2.2 million in the fourth quarter of 2014 as compared to $2.9 million in the fourth quarter of 2013 as a result of the decrease in argatroban product sales and royalty expense associated with our commercial and development partners.

Research and development expenses increased to $5.9 million in the fourth quarter of 2014, as compared to $3.4 million in the fourth quarter of 2013. The $2.5 million increase reflects higher development costs on our product portfolio, overall, but particularly on the bendamustine rapid infusion clinical trial and our ready-to-use (“RTU”) bivalirudin candidate.

Selling, general and administrative expenses were $3.9 million in the fourth quarter of 2014 as compared to $0.8 million in the fourth quarter of 2013. The $3.0 million increase was primarily related to increases in headcount, professional and legal fees, costs associated with operating as a public company, and $2.4 million in Ryanodex product launch expenses.

Net loss for the fourth quarter of 2014 was ($9.1) million compared to net income of $0.5 million for the same period in 2013.  Net loss attributable to common shareholders for the fourth quarter of 2014 was ($9.1) million, or ($0.65) per basic and diluted share, compared to a net loss attributable to common shareholders of ($0.6) million, or ($0.21) per basic and diluted share, for the fourth quarter of 2013.

Fiscal 2014 Financial Results

Total revenue increased by $5.4 million for the year ended September 30, 2014 to $19.1 million, as compared to $13.7 million for the year ended September 30, 2013.  A summary of total revenue is outlined below (in thousands):

	Twelve Months Ended September 30,		Increase /
	2014	2013	(Decrease)

Product sales	$4,626	$5,315	$(689)
Royalty income	10,708	8,364	2,344
Other income	3,765	—	3,765
Total revenue	$19,099	$13,679	$5,420

Eagle Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2014 Financial Results	Page 3
December 17, 2014

Our product sales and royalty income are derived from the sale of argatroban to two commercial partners.  Beginning with 2014, product sales also include sales of Ryanodex, which was launched in August 2014.   Product sales decreased by $0.7 million in fiscal 2014 primarily due to lower sales of argatroban to our partners, partially offset by the $0.2 million in net sales of Ryanodex as previously discussed.

Royalty income increased by $2.3 million in fiscal 2014 to $10.7 million as compared to $8.4 million in fiscal 2013 as a result of increased end-use sales of argatroban by our commercial partners earlier in the period, offset by decreased end-use sales of argatroban during the fourth quarter of 2014.

Other income in the twelve months ended September 30, 2014 was comprised of $3.5 million related to a milestone event associated with the FDA approval of diclofenac/misoprostol and recognition of a final milestone payment of $0.3 million. There was no other income during the prior year period.

Cost of revenue increased by $4.3 million to $11.7 million in fiscal 2014 as compared to $7.4 million in fiscal 2013, mainly due to the increase in royalty expense associated with argatroban and our commercial marketing partners.

Research and development expenses were $16.8 million in fiscal 2014 as compared to $9.8 million in fiscal 2013.  The $7.0 million increase reflects increased project spending for several product candidates including bendamustine rapid infusion, RTU bivalirudin, and diclofenac/misoprostol, offset in part by a reduction in spending on other projects that have been delayed or will no longer be pursued.

Selling, general and administrative expenses were $9.3 million in fiscal 2014 as compared to $5.0 million in fiscal 2013. The $4.3 million increase is primarily due to $2.4 million in marketing expense related to the August 2014 launch of Ryanodex, as well as increases in compensation expense, insurance and professional fees, and other expenses.

In the years ended September 30, 2014 and 2013, we realized proceeds from the sale of our New Jersey state net operating losses of $1.3 million and $0.9 million, respectively.

Net loss for years ended September 30, 2014 and 2013 was ($18.0) million and ($6.0) million, respectively.  Net loss attributable to common shareholders for fiscal 2014 was ($19.6) million, or ($1.97) per basic and diluted share, compared to a net loss attributable to common shareholders of ($9.9) million, or ($3.25) per basic and diluted share, for the same period in 2013.

Liquidity

The Company had $22.7 million in cash and cash equivalents, $20.0 million in short-term investments, $137.3 million in additional paid in capital and $33.1 million in stockholders’ equity as of September 30, 2014.

Conference Call

As previously announced, Eagle management will host its fourth quarter conference call as follows:

Date	Wednesday, December 17, 2014
Time	8:30 a.m. Eastern Standard Time
Telephone	866-952-1906 (U.S.) or 785-424-1825 (International)
Webcast (live and archive)	http://investor.eagleus.com/events-calendar

Eagle Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2014 Financial Results	Page 4
December 17, 2014

A replay of the conference call will be available for one week after the call’s completion by dialing 800-283-4799 (US) or 402-220-0860 (International) and entering conference call ID EGRXQ414. The webcast will be archived for 30 days at the aforementioned URL.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. The Company’s strategy is to utilize the FDA’s 505(b)(2) regulatory pathway.  Eagle currently markets Ryanodex (dantrolene sodium) injectable suspension for the treatment of malignant hyperthermia.  Additional information is available on the company’s website at www.eagleus.com.

Ryanodex® is a registered trademark of Eagle Pharmaceuticals, Inc.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “intends,” “anticipate(s),” “look forward,” “plan,” “enables,” “aim,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding expectations for our approved and tentatively approved products and the timing of future events related to the ongoing development and potential benefits of our product candidates.  All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether our products will received FDA approval and when such approval might be granted; the strength and enforceability of our intellectual property rights; the outcome of pending litigation; the timing of product launches; and the other risk factors contained in our Prospectus filed with the Securities and Exchange Commission on February 13, 2014, and our other periodic and interim reports filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contacts:

Lisa M. Wilson

President

In-Site Communications, Inc.

212-452-2793

— Financial tables follow —

Eagle Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2014 Financial Results	Page 5
December 17, 2014

EAGLE PHARMACEUTICALS, INC

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Product sales	$877	$1,625	$4,626	$5,315
Royalty income	1,934	3,015	10,708	8,364
Other income	—	—	3,765	—
Total revenue	2,811	4,640	19,099	13,679
Operating expenses:
Cost of revenue	2,174	2,931	11,714	7,381
Research and development	5,888	3,420	16,816	9,795
Selling, general and administrative	3,855	820	9,326	4,958
Total operating expenses	11,917	7,171	37,856	22,134
Loss from operations	(9,106)	(2,531)	(18,757)	(8,455)
Interest income	5	1	31	3
Net proceeds from arbitration	—	4,050	—	4,050
Interest expense	(3)	—	(8)	(309)
Deferred financing costs	—	—	—	(96)
Amortization of debt discount	—	—	—	(1,091)
Change in value of warrant liability	—	(1,037)	(573)	(1,052)
Loss on subscription loan settlement	—	—	—	—
Other income	—	—	35	3
Total other income/(expense), net	2	3,014	(515)	1,508
Net Income (loss) before income tax benefit	(9,104)	483	(19,272)	(6,947)
Income tax benefit	—	—	1,295	899
Net Income (loss)	$(9,104)	$483	$(17,977)	$(6,048)
Less dividends on Series A, B, B-1 and C Convertible Preferred Stock	—	(1,132)	(1,666)	(3,837)
Net loss attributable to common stockholders	$(9,104)	$(649)	$(19,643)	$(9,885)
Loss per share attributable to common stockholders Basic and diluted	$(0.65)	$(0.21)	$(1.97)	$(3.25)
Weighted average common shares outstanding Basic and diluted	14,021,933	3,048,131	9,955,937	3,044,308

Eagle Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2014 Financial Results	Page 6
December 17, 2014

EAGLE PHARMACEUTICALS, INC.

BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$22,722	$10,456
Short term investments	19,999	—
Accounts receivable	7,296	5,124
Inventories	1,294	—
Prepaid expenses and other current assets	1,711	1,903
Total current assets	53,022	17,483
Property and equipment, net	344	402
Other assets	45	46
Deferred initial public offering costs	—	172
Total assets	$53,411	$18,103
LIABILITIES, SHARES SUBJECT TO REDEMPTION AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,059	$1,192
Accrued expenses	9,671	3,130
Deferred revenue	6,585	10,020
Total current liabilities	20,315	14,342
Redeemable Series C Preferred Stock warrants	—	1,707
Shares subject to redemption:
Series A Convertible Preferred Stock, $0.001 par value; no shares and, 14,948,506 shares authorized at September 30, 2014 and 2013, respectively; no shares issued and outstanding as of September 30, 2014 and 14,948,506 shares issued and outstanding as of September 30, 2013	—	20,057
Series B Convertible Preferred Stock, $0.001 par value; no shares and 12,694,561 shares authorized, at September 30, 2014 and 2013, respectively; no shares issued and outstanding as of September 30, 2014 and 12,694,561 shares issued and outstanding as of September 30, 2013	—	30,090
Series B-1 Convertible Preferred Stock, $0.001 par value; no shares and 9,331,374 shares authorized at September 30, 2014 and 2013, respectively; no shares issued and outstanding as of September 30, 2014 and 9,331,374 shares issued and outstanding as of September 30, 2013	—	19,374
Series C Convertible Preferred Stock, $0.001 par value; no shares and 11,901,336 shares authorized at September 30, 2014 and 2013, respectively; no shares issued and outstanding as of September 30, 2014 and 11,023,232 shares issued and outstanding as of September 30, 2013	—	20,462
Commitments and contingencies
Stockholders’ Equity (Deficit):
Preferred stock, 1,500,000 shares authorized and no shares issued or outstanding as of September 30, 2014; no shares authorized, issued or outstanding as of September 30, 2013	—	—
Common stock, $0.001 par value; 50,000,000 and 80,000,000 shares authorized as of September 30, 2014 and 2013, respectively; 14,032,167 and 3,048,131 issued and outstanding as of September 30, 2014 and 2013, respectively	14	3
Additional paid in capital	137,259	14,204
Accumulated deficit	(104,177)	(102,136)
Total stockholders’ equity (deficit)	33,096	(87,929)
Total liabilities, shares subject to redemption and stockholders’ equity (deficit)	$53,411	$18,103

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